Exhibit 99.1

Contact: Cathy Kruse

Telephone: 701-572-2020 Ext. 1

cathy@georesourcesinc.com

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Third Quarter Financial Results

Reports Third Quarter Adjusted Net Income of $9.2 Million or $0.36 Per Share

and Adjusted EBITDAX of $24.1 Million

Houston, Texas, November 7, 2011 – GeoResources, Inc. (NASDAQ: GEOI), today announced its financial and operating results for the three and nine month periods ended September 30, 2011. Highlights for the third quarter 2011 include:

•	Produced an average of 5,545 boe/d in the quarter (65% oil), a 12% increase over the third quarter 2010 and a 17% increase over the second quarter 2011.

•	Generated Adjusted EBITDAX(1) of $24.1 million in the quarter, a 39% increase over the third quarter 2010 and a 20% increase over the second quarter 2011.

•	Generated Adjusted Net Income(1) of $9.2 million in the quarter, a 30% increase over the third quarter 2010 and a 17% increase over the second quarter 2011.

•	Generated Adjusted Earnings Per Share (Diluted)(1) of $0.36/share in the quarter, a 1% increase over the third quarter 2010 and a 17% increase over the second quarter 2011.

•	Continued the successful development of its operated Bakken and Eagle Ford projects.

•	Received commitments for a new five year senior revolving credit facility with an initial undrawn $180 million borrowing base(2).

•	Ended the quarter with $216 million in Pro Forma Liquidity(1)(2).

(1)	See calculations in section titled “Supplemental Non-GAAP Reconciliations and Measurements.”
(2)

On October 19, 2011 the Company entered into a commitment letter with Wells Fargo Bank which contemplates amending the Company’s current senior credit facility to provide a restated facility of up to $450 million, with an initial borrowing base of $180 million and a five year term. This letter is subject to certain conditions precedent, including satisfactory commitments from participating lenders.

The following tables summarize the company’s financial results for the three and nine month periods ending September 30, 2011 and September 30, 2010.

	Three Mos. Ended Sept. 30,		Nine Mos. Ended Sept. 30,
($ in thousands except per share amounts)	2011	2010	2011	2010
Revenue	$37,102	$26,929	$96,621	$79,911
Reported Net Income Attributable to GeoResources Inc.	9,415	7,636	24,594	18,153
Reported Earnings Per Share (diluted)	0.36	0.38	0.96	0.90
Adjusted Net Income (1)	9,223	7,075	24,343	19,013
Adjusted Earnings Per Share (diluted)	0.36	0.35	0.96	0.95
Adjusted EBITDAX (1)	24,129	17,392	62,413	51,477

(1)	See calculation in section titled Supplemental Non-GAAP Reconciliations and Measurements in this release.

	Three Mos. Ended Sept. 30,		Nine Mos. Ended Sept. 30,
	2011	2010	2011	2010
Oil Production (Mbbls)	331	276	847	780
Gas Production (MMcf)	1,072	1,076	3,087	3,656
Barrel of Equivalent Production (MBOE)	510	455	1,362	1,389
Avg. Oil Price Before Hedge Settlements (per Bbl)	$90.06	$69.53	$94.60	$71.78
Avg. Oil Price After Hedge Settlements (per Bbl)	87.67	70.43	87.94	70.51
Avg. Gas Price Before Hedge Settlements (per Mcf)	4.51	4.15	4.21	4.25
Avg. Gas Price After Hedge Settlements (per Mcf)	5.76	5.74	5.41	5.39

Operational Update

Production by Area

GeoResources continued to add oil-rich production in the third quarter primarily driven by development drilling in its Bakken and Eagle Ford project areas. The table below provides a summary of daily production by project area for the third quarter of 2011 compared to the second quarter of 2011.

Average Historical Daily Production Rates - For Full Indicated Quarter

	3Q 2011		2Q 2011
	Rate (Boe/d)	% Oil	Rate (Boe/d)	% Oil	% Growth
Bakken	1,582	92%	1,255	92%	26%
Eagle Ford	281	98%	33	100%	755%
Austin Chalk	1,513	20%	1,326	18%	14%
Other	2,169	72%	2,135	70%	2%

Total	5,545	65%	4,749	61%	17%

Eagle Ford

GeoResources has one dedicated rig working in its Eagle Ford play in southwest Fayette County, Texas. Three wells are currently producing in this project area while two wells have been drilled and are awaiting completion. A second rig is contracted and is expected to begin drilling our northeastern Gonzales County, Texas acreage during November. The Company expects to spud eight or nine wells in the Eagle Ford project area by year end 2011 and expects to have five or six of these online and producing by early 2012. GeoResources plans to add additional rigs to this project area in 2012 depending on commodity prices, service costs, and resulting well economics.

Bakken

GeoResources has two dedicated rigs working in its operated Bakken play in northwest Williams County, North Dakota and eastern Montana. Six operated wells are currently producing in this project area. The Company’s most recently completed producer, the Rasmussen 1-25-36H, has produced at an average rate of 374 boe/d over the first 14 days.

The Company recently completed frac’ing the Olson 1-21-16H well in eastern Montana and this well is still flowing back after frac. In addition, on its Williams County acreage, the Company is currently frac’ing two other wells and two more wells have been drilled and are awaiting completion. The Company expects to spud 10 or 11 wells in the Bakken operated project area in 2011 and also expects to have eight or nine of these online and producing by year end. GeoResources plans to add additional rigs to this project area in 2012 depending on commodity prices, service costs, and resulting well economics.

In its non-operated program located in Mountrail and adjacent counties in North Dakota, GeoResources continues to participate with its primary operator who is now running four or five rigs in its project areas. The Company participated in 15 wells which have been completed and put on production since May 2011. The production growth from this project area was a significant component to the Company’s overall production growth in the quarter.

Other Drilling Opportunities

The Company continues to delineate additional drilling opportunities on its acreage positions. As previously indicated, the Company participated in an oily Austin Chalk well located in its Eagle Ford project area in the third quarter. This well, the Tilicek #1H, in which we have a 14.8% working interest, averaged 388 boe/d of production for the first 19 days (93% oil). The Tilicek well is operated by Denali Oil and Gas with a 70.4% working interest. Given the success of this well and other recent drilling successes in the immediate area, the Company plans to drill another Austin Chalk well in its Eagle Ford project area in early 2012. Pending comprehensive geological review and additional success, the Company could possibly delineate a multi-well Austin Chalk drilling inventory in 2012 and beyond.

Management Comments

Frank A. Lodzinski, President and CEO of GeoResources, Inc. commented, “Over the past four and a half years, since gaining control over GeoResources, we have persevered through numerous challenges affecting the energy sector including difficult financial markets, volatile commodity prices, challenging weather conditions and increasing service costs. Nevertheless, we have consistently generated solid financial results and have delivered on everything we have told the markets.”

“The third quarter of 2011 was our best quarter ever from both a financial and operating perspective. Not only have we reported our highest historical production rates, but we also have reported our best cash flow and net income metrics to date. Our substantial liquidity and cash flow place us in a favorable position to proceed with our drilling programs and pursue accretive acquisitions and M&A opportunities in our core areas.”

“We recognize and are addressing the cost pressures prevailing in the industry. Efficient operations along with sound engineering and good geo-science are core strengths of our Company. By utilizing these strengths, we have taken steps that have allowed us to realize significant cost savings on recent wells through reduced drilling and completion times. We expect to achieve additional cost savings as we transition to pad drilling and realize the benefits of additional logistical improvements. We also believe we can maximize reserve recoveries over time as we continue to optimize our completion methods.”

“Although we are clearly focused on execution and the near and long-term growth opportunity associated with our Bakken and Eagle Ford positions, we continue to look for additional avenues for economic growth. We are currently reviewing the potential for an Austin Chalk development program in our Eagle Ford project area in addition to other potential geological objectives across our portfolio. We are also diligently pursuing value-accretive A&D and M&A opportunities, while ensuring that these activities do not detract from our focus on our existing asset bases.”

Unaudited Financial Statements

GEORESOURCES, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash	$35,746	$9,370
Accounts receivable:
Oil and gas revenues	22,850	17,017
Joint interest billings and other	23,313	16,631
Affiliated partnerships	626	969
Notes receivable	537	120
Derivative financial instruments	8,106	4,282
Income taxes receivable	2,447	222
Prepaid expenses and other	3,271	2,645

Total current assets	$96,896	$51,256

Oil and gas properties, successful efforts method:
Proved properties	$404,611	$341,582
Unproved properties	48,014	32,403
Office and other equipment	1,505	1,140
Land	146	146

	$454,276	$375,271
Less accumulated depreciation, depletion and amortization	(88,416)	(72,380)

Net property and equipment	$365,860	$302,891

Equity in oil and gas limited partnerships	$2,696	$2,272
Derivative financial instruments	4,049	851
Deferred financing costs and other	1,477	2,420

	$470,978	$359,690

GEORESOURCES, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2011	2010
	(unaudited)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,286	$14,616
Accounts payable to affiliated partnerships	3,694	2,931
Revenue and royalties payable	15,769	12,450
Drilling advances	19,266	4,203
Accrued expenses	3,702	1,331
Derivative financial instruments	—	7,433

Total current liabilities	$56,717	$42,964

Long-term debt	—	$87,000
Deferred income taxes	$40,285	19,289
Asset retirement obligations	7,155	7,052
Derivative financial instruments	—	1,650
Equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 25,571,480 in 2011 and 19,726,566 in 2010	$256	$197
Additional paid-in capital	280,510	148,172
Accumulated other comprehensive income	7,328	(3,000)
Retained earnings	78,727	54,133

Total GeoResources, Inc. stockholders’ equity	$366,821	$199,502
Noncontrolling interest	—	2,233

Total equity	$366,821	$201,735

	$470,978	$359,690

GEORESOURCES, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010
Revenue:
Oil and gas revenues	$35,229	$25,612	$91,135	$74,684
Partnership management fees	127	124	369	423
Property operating income	840	498	2,201	1,282
Gain on sale of property and equipment	207	243	944	388
Partnership income	634	429	1,549	1,771
Interest and other	65	23	423	1,363

Total revenue	$37,102	$26,929	$96,621	$79,911
Expenses:
Lease operating expense	$6,813	$5,146	$17,579	$15,363
Production taxes	2,367	1,520	5,886	4,843
Re-engineering and workovers	1,033	881	2,136	1,389
Exploration expense	278	163	634	766
Impairment of oil and gas properties	—	—	—	2,743
General and administrative expense	3,144	2,023	8,706	5,881
Depreciation, depletion and amortization	7,391	6,204	19,319	18,517
Hedge ineffectiveness	(103)	(656)	538	(976)
Interest	482	1,391	1,520	3,949

Total expense	$21,405	$16,672	$56,318	$52,475
Income before income taxes	$15,697	$10,257	$40,303	$27,436
Income tax expense (benefit):
Current	$316	$8,834	$1,114	$10,699
Deferred	5,966	(6,213)	14,682	(1,416)

	$6,282	$2,621	$15,796	$9,283

Net income	$9,415	$7,636	$24,507	$18,153

Less: Net loss attributable to noncontrolling interest	$—	$—	$(87)	$—

Net income attributable to GeoResources, Inc.	$9,415	$7,636	$24,594	$18,153

Net income per share (basic)	$0.37	$0.39	$0.98	$0.92

Net income per share (diluted)	$0.36	$0.38	$0.96	$0.90

Weighted average shares outstanding:
Basic	25,475,532	19,723,916	25,034,199	19,719,120

Diluted	25,844,758	20,080,670	25,486,593	20,076,472

GEORESOURCES, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended Sept. 30,
	2011	2010
Cash flows from operating activities:
Net income	$24,507	$18,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	19,319	18,517
Proved property impairments	—	2,743
Gain on sale of property and equipment	(944)	(388)
Accretion of asset retirement obligations	336	300
Unrealized gain on derivative contracts	—	(305)
Hedge ineffectiveness (gain) loss	538	(974)
Partnership income	(1,549)	(1,771)
Partnership distributions	1,126	2,919
Deferred income taxes	14,682	(1,416)
Non-cash compensation	1,466	793
Excess tax benefit from share-based compensation	(2,398)	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(12,262)	10,285
(Increase) decrease in prepaid expense and other	250	988
(Decrease) increase in accounts payable and accrued expense	18,434	(804)
(Decrease) increase in revenues and royalties payable	3,528	(930)

Net cash provided by operating activities	$67,033	$48,110
Cash flows from investing activities:
Proceeds from sale of property and equipment	$411	$540
Additions to property and equipment net of acreage cost recoveries of $0 in 2011 and $20,230 in 2010	(84,999)	(65,282)

Net cash used in investing activities	$(84,588)	$(64,742)
Cash flows from financing activities:
Proceeds from stock options exercised	$6,047	$103
Issuance of common stock	122,486	—
Excess tax benefit from share-based compensation	2,398	—
Issuance (reduction) of long-term debt	(87,000)	16,000

Net cash provided by financing activities	$43,931	$16,103

Net increase (decrease) in cash and cash equivalents	$26,376	$(529)

Cash and cash equivalents at beginning of period	9,370	12,660

Cash and cash equivalents at end of period	$35,746	$12,131

Supplementary information:
Interest paid	$696	$3,161
Income taxes paid	$998	$2,629
Non-cash investing activities
Accounts receivable - acreage cost recoveries	$—	$20,000

Supplemental Non-GAAP Reconciliations and Measurements

The following tables present certain Non-GAAP reconciliations and measurements which the Company believes are informative about its operations and relevant to the markets. As further indicated below, these measures are not in accordance with, nor superior to, generally accepted accounting principles.

Adjusted Net Income

The following tables reconcile reported net income to adjusted net income for the periods indicated (in thousands):

	Three Mos. Ended Sept. 30,		Nine Mos. Ended Sept. 30,
($ in thousands except per share amounts)	2011	2010	2011	2010
Net Income Attributable to GeoResources, Inc.	$9,415	$7,636	$24,594	$18,153
Add Back:
Hedge Ineffectiveness	(103)	(656)	538	(976)
Impairments	—	—	—	2,743
(Gain) on Sale of Properties	(207)	(243)	(944)	(388)
Tax Impact(1)	118	338	155	(519)

Adjusted Net Income (2)	$9,223	$7,075	$24,343	$19,013

Adjusted Net Income / Share (Basic)	$0.36	$0.36	$0.97	$0.96
Adjusted Net Income / Share (Diluted)	$0.36	$0.35	$0.96	$0.95

(1)	Tax impact is estimated as 38.1% and 37.6% of the pre-tax adjustment amounts in 2011 and 2010, respectively.
(2)

As used herein, adjusted net income is calculated as net income attributable to GeoResources, Inc. excluding (gains) and losses on property sales, impairment of proved and unproved properties and an unrealized (gains) and losses related to hedge ineffectiveness and income or loss on derivative contracts. Adjusted net income should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Adjusted EBITDAX

The following tables reconcile reported net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Mos. Ended Sept. 30,		Nine Mos. Ended Sept. 30,
($ in thousands except per share amounts)	2011	2010	2011	2010
Net Income Attributable to GeoResources, Inc.	$9,415	$7,636	$24,594	$18,153
Adjustments:
(Gain) on sale of property and equipment	(207)	(243)	(944)	(388)
Interest and Other	(65)	(23)	(423)	(1,363)
Interest Expense	482	1,391	1,520	3,949
Income Taxes:
Current	316	8,834	1,114	10,699
Deferred	5,966	(6,213)	14,682	(1,416)
DD&A	7,391	6,204	19,319	18,517
Hedge Ineffectiveness	(103)	(656)	538	(976)
Non-Cash Compensation	656	299	1,466	793
Exploration Expense	278	163	547 (2)	766
Impairments	—	—	—	2,743

Adjusted EBITDAX (1)	$24,129	$17,392	$62,413	$51,477

(1)

As used herein, Adjusted EBITDAX is calculated as net income attributable to GeoResources, Inc. before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments, hedge ineffectiveness and income or loss on derivative contracts. Adjusted EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

(2)	Excludes $87,000, which is the noncontrolling interest’s portion of exploration expense.

Pro Forma Liquidity

Pro Forma Liquidity is calculated by adding the net funds expected to be available under the new senior credit facility to our cash and cash equivalents. We use liquidity as an indicator, along with our ongoing cash flow, of our ability to satisfy our future capital expenditures.

The table below summarizes our pro forma liquidity position at September 30, 2011 and December 31, 2010.

		($ in thousands)
	Liquidity at Sept. 30, 2011	Liquidity at December 31, 2010
Borrowing base available on new senior revolving credit facility	$180,000	$145,000
Cash and cash equivalents	35,746	9,370
Amounts borrowed on Senior Revolving Credit Facility	—	(87,000)

Pro Forma Liquidity (1)	$215,746	$67,370

(1)

Liquidity can vary from period to period for GeoResources, Inc. and can vary among companies as to what is or is not included in liquidity. This measurement should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin. For more information, visit our website at www.georesourcesinc.com.

Cautionary Note Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the GeoResources’ expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue,” and similar expressions. Examples of forward-looking statements, include, but are not limited to: (i) changes in production volumes and prices, future production and development costs, (ii) projections of capital expenditures, revenues, income or loss, earnings or loss per share, capital structure, and other financial items, (iii) statements of our plans and objectives of our management or board of directors including those relating to planned development of our oil and gas properties, (iv) statements of future economic performance and (v) statements of assumptions underlying such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. GeoResources undertakes no obligation to update or revise any forward-looking statements.

A further description of these uncertainties and other risks can be found in the GeoResources Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by GeoResources with the SEC.